Exhibit 99.1

Zoned Properties Reports Second Consecutive Quarter of Net Income

SCOTTSDALE, Ariz., August 14, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced its financial results for the three and six-month periods ended June 30, 2017.

Recent Achievements

●	Signed a five-year commercial lease agreement with primary tenant in Arizona to establish their Corporate Headquarters at its Medical Marijuana Business Park in Tempe, Ariz., adding 2,500 square feet of leased space.
●	Chief Executive Officer has been invited to two Executive Advisory Councils, and management expects to join additional, similar organizations, with goal of establishing position as a thought leader in the Strategic Real Estate Development industry.

Second Quarter 2017 Financial Results

●	Revenue increased 23% to $505,000, compared to $410,000 for the second quarter of 2016.
●	Operating expenses decreased 32% to $355,000, from $524,000 for the second quarter of 2016.
●	Income from operations was $150,000 for the second quarter of 2017, compared to a loss from operations of $(114,000) for the second quarter last year.
●	Net income was $118,000, or $0.01 per basic and diluted share, compared to a net loss of $(173,000), or $(0.01) per basic and diluted share, for the second quarter of 2016.
●	As of June 30, 2017, the Company had cash of $935,000, compared to $366,000 as of December 31, 2016.

Year-to-Date 2017 Financial Results

●	Revenue increased 27% to $1.0 million, compared to $823,000 for the first six months of 2016.
●	Operating expenses decreased 32% to $761,000, from $1.1 million for the first six months of 2016.
●	Inclusive of the one-time gain of approximately $832,000 on the sale of a property in Tempe, Ariz. recognized in the first quarter, net income was $1.0 million, or $0.05 per basic and diluted share, compared to a net loss of $(410,000), or $(0.02) per basic and diluted share, for the first six months of 2016.
●	Net cash used by operating activities was $(121,000) for the first six months of 2017, as compared to $(13,000) for the comparable 2016 period.

“This has been a great year to-date for Zoned Properties, as we delivered our second consecutive quarter with positive net income, grew our revenue by 23% year-over-year and took steps to drive further growth,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “The expansion of our Tempe Medical Marijuana Business Park, to include the Corporate Headquarters of our primary tenant in Arizona, is a strong vote of confidence and a testament to the work we have done to create a sophisticated, safe, and sustainable property for this emerging industry. In the coming months, we will be providing details on our expansion plans at our Chino Valley Cultivation Facility, a development we anticipate will set a new industry standard. This project was only 15,000 square feet of operational space initially and has now been amended and constructed up to 35,000 square feet with plans to continue to 45,000 by end of 2017, with secured water rights for the entire acreage. I am excited to discuss our long-term master plan for Chino Valley in the coming months.”

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Supplemental Information Regarding Current Portfolio of Rental Properties

At June 30, 2017

	Tempe, AZ (a)	Gilbert, AZ	Green Valley, AZ	Chino Valley, AZ	Kingman, AZ	Total
Total Rentable Sq. Ft.	60,000	N/A	1,440	40,000	1,497	102,937
Sq. Ft. Rented (as of 6/30/17)	17,500	N/A	1,440	30,000	1,497	50,437
Vacant Rentable Sq. Ft.	42,500	N/A	0	10,000	0	52,500
Total # of Tenants	2	1	1	1	1
Annual Base Rent (2017) (b)	$420,075	$15,000	$127,259	$695,000	$160,745	$1,418,079
Annual Base Rent (2018) (b)	$630,600	$15,000	$133,619	$796,250	$168,782	$1,744,251

●	In addition to base rent received from our tenants, we lease 800 square feet of property containing a cell tower located on the property to a third party for $1,450 per month, subject to 5-year extensions.
●	Annual base rent represents amount of cash payments due from tenants and differs from revenues to be recognized on our consolidated financial statements.

“We will continue to see increased rent over the coming quarters, as our annual rental escalators kick in and additional lease amendments are completed,” added Mr. McLaren. “By the end of 2017, we expect to add up to 30,000 square feet in facility expansions, representing a significant increase in annualized rental revenue.”

“With a stable, profitable baseline of business, Zoned Properties is moving aggressively to expand its existing portfolio in a sustainable and responsible manner to drive higher rental revenues and increased profitability while mitigating risk,” added Mr. McLaren. “We believe that Zoned Properties is uniquely positioned in this rapidly emerging industry. With tangible assets and strong demand for rental properties zoned for use in the licensed medical marijuana industry, we believe we have the potential for strong growth and cash generation. Increasingly, we are being approached by prospective clients to utilize our expertise in strategic development advisory services, and we are positioned to be highly selective as we evaluate these opportunities.”

Conference Call:

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Monday, August 14, 2017. To participate in the live conference call, please dial 1-866-682-6100 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-862-255-5401. Please reference Zoned Properties.

A replay will be available until August 28, 2017. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 18064.

The call will also be available live by webcast over the Internet and accessible at: http://www.investorcalendar.com/event/18064.

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About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com

Tables Follow

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ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of	As of
	June 30,	December 31,
	2017	2016

ASSETS
Cash	$934,834	$366,024
Rental properties, net	6,990,612	6,878,584
Rental property held for sale, net	-	1,140,891
Deferred rent receivable	-	16,462
Deferred rent receivable - related parties	1,359,138	1,006,171
Real estate tax escrow	-	39,487
Note receivable - related party	176,647	-
Prepaid expenses and other current assets	90,705	140,010
Property and equipment, net	39,305	40,212
Security deposits	2,890	8,158

Total Assets	$9,594,131	$9,635,999

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Mortgage payable	$-	$2,100,000
Convertible note payable	-	500,000
Convertible notes payable - related parties	2,020,000	500,000
Accounts payable	5,769	78,311
Accrued expenses	68,383	96,748
Accrued expenses - related parties	33,300	85,541
Deferred revenues	4,250	4,750
Deferred revenues - related party	1,841	-
Security deposits payable - related parties	71,800	70,000
Security deposits payable	3,364	21,964

Total Liabilities	2,208,707	3,457,314

Commitments and Contingencies

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,000,000 shares issued and outstanding at June 30, 2017 and December 31, 2016 ($1.00 per share liquidation preference)	2,000	2,000
Common stock: $.001 par value, 100,000,000 shares authorized; 17,312,951 and 17,210,318 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	17,313	17,210
Additional paid-in capital	20,552,344	20,352,528
Accumulated deficit	(13,186,233)	(14,193,053)

Total Stockholders' Equity	7,385,424	6,178,685

Total Liabilities and Stockholders' Equity	$9,594,131	$9,635,999

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ZONED PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

REVENUES:
Rental revenues	$4,629	$58,200	$54,702	$119,080
Rental revenues - related parties	500,312	352,006	990,506	704,049

Total revenues	504,941	410,206	1,045,208	823,129

OPERATING EXPENSES:
Compensation and benefits	119,935	93,561	338,228	273,385
Professional fees	82,143	205,678	120,621	482,200
General and administrative expenses	41,207	52,679	86,581	104,300
Depreciation and amortization	49,505	41,673	108,185	82,771
Property operating expenses	41,086	15,568	62,359	31,028
Real estate taxes	21,206	27,691	45,282	55,869
Settlement expense	-	87,500	-	87,500

Total operating expenses	355,082	524,350	761,256	1,117,053

INCOME (LOSS) FROM OPERATIONS	149,859	(114,144)	283,952	(293,924)

OTHER (EXPENSES) INCOME:
Interest expenses	(1,944)	(48,123)	(42,983)	(96,246)
Interest expenses - related parties	(32,245)	(8,750)	(68,688)	(17,500)
Gain (loss) on sale of property and equipment	-	(1,843)	831,753	(1,843)
Interest income	2,483	-	2,786	-

Total other (expenses) income, net	(31,706)	(58,716)	722,868	(115,589)

INCOME (LOSS) BEFORE INCOME TAXES	118,153	(172,860)	1,006,820	(409,513)

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME (LOSS)	$118,153	$(172,860)	$1,006,820	$(409,513)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.01	$(0.01)	$0.05	$(0.02)
Diluted	$0.01	$(0.01)	$0.05	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,312,655	17,135,809	17,290,422	17,123,975
Diluted	17,924,989	17,135,809	18,132,734	17,123,975

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